Filed pursuant to Rule 424(b)(5)
Registration No. 333-252911

PROSPECTUS SUPPLEMENT
to Prospectus dated March 11, 2021

KASPIEN HOLDINGS INC.

130,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 508,978 Shares of Common Stock

We are offering (a) 130,000 shares of common stock at a price per share of $3.13 and (b) prefunded warrants to purchase up to 508,978 shares of common stock, at an exercise price of $0.001 per share (the “Prefunded Warrants”) pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “KSPN.” On July 12, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $5.28 per share.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The securities are being bought by a single accredited investor, with Aegis Capital Corp. acting as placement agent in connection with this offering. We have agreed to pay the placement agent a fee of 7% of the aggregate gross proceeds in this offering, plus reimbursement for certain expenses.  The placement agent is not purchasing or selling any shares of our securities pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Per Pre-funded Warrant	Total
Public offering price	$3.13	$3.129	$1,999,492
Placement agent fee(1)	$0.0219	$0.0219	$139,964
Proceeds, before expenses, to us	$2.9109	$2.91	$1,859,528

(1) We have also agreed to reimburse the placement agent for certain expenses. See the section entitled “Plan of Distribution.”

Delivery of the common stock and pre-funded warrants is expected to be made on or about July 14, 2022.

Placement Agent

Aegis Capital Corp.

The date of this prospectus supplement is dated July 12, 2022.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $50,000,000, of which this offering is a part.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus, the terms “Kaspien,” the “Company,” “we,” “our” or “us” refer to Kaspien Holdings Inc. and its wholly-owned subsidiary.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-6, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

Kaspien’s mission is to accelerate partner brand growth on today’s leading online marketplaces. Our vision is to become a global leader in the brand accelerator industry by improving partner efficiency and profitability. Our marketplace as a service (“MaaS”) approach consists of delivering technology-enabled services to our partners, including software and associated support services. Our primary focus marketplaces are Amazon US, Amazon CA, Amazon DE and Amazon EU (including UK), with additional service and support available for Target+ and Walmart marketplaces.

Kaspien leverages its 13 years of ecommerce and online brand management experience to provide tech-enabled, partner-specific recommendations—resulting in a clear plan of action, pricing, and timeline. Our team of ecommerce experts use internal and external software to deliver insights and results in the areas of listing creation, content optimization, paid advertising, campaign management and supply chain / logistical support.

Our MaaS business delivers blended contribution margin across retail and agency models. This marketplace growth platform allows for a diversified go-to-market approach, enabling economies of scale for multiple operations.

•
Retail business model: We buy inventory and use our expertise, technology, and services to generate revenue through marketplace transactions. Kaspien provides account management, brand communications, listings management, data reporting, joint business planning and comprehensive marketing support services. Our target partners are enterprise-level and other large growth brands, and derive margin based on pricing.

•
Agency business model: We use our expertise, technology, and services to manage our partners’ marketplace presence through channel management with no inventory position. Kaspien provides account management, media planning, media analytics, search strategy, business planning and data reporting support services. Our target partners in this space range from small, first-to-market brands to full-scale, enterprise brands. We derive margin based on a percentage of ad spend, commissions, and/or specific service fees.

Kaspien provides all the software and services required to drive brand growth and achieve a brand’s goals on Amazon, Walmart, and Target through multiple business models—namely, Retail and Agency services. We are a technology enabled services company built for marketplace growth.

Recent Developments

On July 12, 2022, the Company entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with the same single accredited investor purchasing in this offering for a private placement offering (“Private Placement”) of the Company’s common stock (or pre-funded warrants in lieu thereof), with each pre-funded warrant exercisable for one share of common stock (the “PIPE Pre-Funded Warrants”), and warrants exercisable for common stock (the “PIPE Warrants”). Pursuant to the PIPE Purchase Agreement, the Company has agreed to issue and sell 1,818,182 shares of its common stock (or PIPE Pre-Funded Warrants in lieu thereof) together with PIPE Warrants to purchase up to 2,457,160 shares of common stock.  Each share of common stock and accompanying PIPE Warrant will be sold together at a combined offering price of $3.30 per share.

The PIPE Pre-Funded Warrants are immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the PIPE Pre-Funded Warrants are exercised in full.  Under the terms of the PIPE Pre-Funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

The PIPE Warrants have an exercise price of $3.13 per share (subject to adjustment as set forth in the warrant), are exercisable upon issuance and will expire five years from the date of issuance. The PIPE Warrants contain standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions.

The Private Placement is expected to close on or about July 14, 2022, simultaneously with the offering of securities pursuant to this prospectus supplement, subject to the satisfaction of customary closing conditions and agreements by the Company’s executive officers, directors and holders of 10% or more of the Company’s common stock to not sell or transfer any securities of the Company held by them for a period of 90 days from the closing date of the Private Placement, subject to limited exceptions. The gross proceeds to the Company from the private placement, before deducting placement agent fees and other estimated offering expenses payable by the Company, will be approximately $6 million. The Company intends to use the net proceeds from the Private Placement for working capital and other general corporate purposes.

In connection with the PIPE Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the "Registration Statement") with the Securities and Exchange Commission (the “SEC”) to register for resale of the common stock, the shares issuable upon exercise of the PIPE Pre-Funded Warrants and the PIPE Warrants within twenty (20) days after the closing date (the “Filing Date”). Pursuant to the Registration Rights Agreement, the Registration Statement shall be declared effective within 30 days after the Filing Date or 60 days following the Filing Date if the Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the investor if the Company fails to file the resale registration statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

Aegis Capital Corp. acted as the placement agent in connection with the Private Placement. Pursuant to the engagement agreement, we have agreed to pay Aegis a commission equal to 7% of the gross proceeds received by the Company in the Private Placement. The Company has further agreed to pay Aegis $75,000 for fees and expenses including attorney fees.

The foregoing descriptions of the PIPE Purchase Agreement, PIPE Pre-Funded Warrants, PIPE Warrants, Registration Rights Agreement, and the placement agent engagement agreement described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference from our Form 8-K that will be filed with the SEC.

Corporate Information

The Company’s headquarters are located at 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216, and its telephone number is (855)-300-2710. The Company’s corporate website address is www.kaspien.com.  The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

THE OFFERING

Shares of common stock offered	130,000 shares of common stock

Pre-funded warrants offered by us
We are also offering pre-funded warrants to purchase 508,978 shares of our common stock. The purchase price of each pre-funded warrant will equal the price per share of our common stock at which the shares of our common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share. Each pre-funded warrant will be exercisable from the date of issuance until fully exercised, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.

Common Stock outstanding before this offering	2,501,568 shares of common stock

Common stock to be outstanding immediately after this offering	2,631,568 shares of common stock, assuming no exercise of any pre-funded warrants offered and sold by us

Use of proceeds
We estimate the net proceeds to us from this offering will be approximately $1.7 million, after deducting placement agent fees and certain estimated offering expenses payable by us. We also anticipate receiving net proceeds of approximately $5.6 million from the Private Placement, after deducting placement agent fees and certain estimated offering expenses payable by us,  We intend to use the net proceeds from the sale of the securities offered by this prospectus and the Private Placement for general corporate purposes, including working capital to implement our strategic plans focused on brand acquisition, investments in technology to enhance our scalable platform and our core retail business.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “KSPN.” We do not intend to list the pre-funded warrants.

Risk factors
Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 6 of the accompanying prospectus and the documents incorporated by reference herein.

Unless we indicate otherwise, all information in this prospectus is based on 2,501,568 shares of common stock outstanding as of April 30, 2022 and excludes, as of that date:

•	the exercise of the pre-funded warrants;
•
issuance and sale of 1,818,182 shares of common stock (or pre-funded warrants in lieu thereof with an exercise price of $0.001) and 2,457,160 warrants in the Private Placement at the price of $3.30 per unit;

•	approximately 76,279 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans having a weighted average exercise price of $11.04 per share;
•	approximately 35,000 shares of our common stock issuable upon exercise of outstanding restricted stock units under our equity incentive plans; and
•
approximately 325,126 shares of common stock issuable upon the exercise of warrants issued to debtholders, subject to adjustment in accordance with the terms of such warrants, at an exercise price of $0.01 per share.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus, including the risk factors described in our Annual Report on Form 10-K for the year ended January 29, 2022, and in our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2022, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

Because we will have broad discretion and flexibility in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital to implement our strategic plans focused on brand acquisition, investments in technology to enhance our scalable platform and our core retail business. See “Use of Proceeds.” Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The issuance of securities in connection with the exercise of the pre-funded warrants, the issuance of securities in connection with the Private Placement, and additional securities offerings in the future may dilute then existing stockholders’ percentage ownership of our company.

Given the issuance of securities in connection with the exercise of the pre-funded warrants, the issuance of securities in connection with the Private Placement and our plans and expectations that we may need additional capital in the future, we are committed to issue and may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See “Description of Pre-Funded Warrants.”

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or, at the holder’s option, no cash payment at all if a cashless exercise is elected. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the pre-funded warrants.

Holders of the pre-funded warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire shares of our common stock.

Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the pre-funded warrants that they hold.

Under the terms of the pre-funded warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.  As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions. See “Description of Pre-Funded Warrants.”

FORWARD-LOOKING INFORMATION

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to the Company’s future prospects, developments and business strategies. The statements contained in this document that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, and similar terms and phrases, including references to assumptions, in this prospectus and the documents and information incorporated by reference to identify forward-looking statements.  These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements.

•    continued operating losses;
•    impact of the novel coronavirus identified as “COVID-19” on our business and operating results;
•    the ability of the Company to satisfy its liabilities and to continue as a going concern;
•    maintaining Kaspien’s relationship with Amazon;
•    continued revenue declines;
•    decline in the Company’s stock price;
•    the limited public float and trading volume for our Common Stock;
•    new product introductions;
•    advancements in technology;
•    dependence on key employees, the ability to hire new employees and pay competitive wages; advancements in technology;
•    the Company’s level of debt and related restrictions and limitations;
•    future cash flows;
•    vendor terms;
•    interest rate fluctuations;
•    access to third party digital marketplaces;
•    adverse publicity;
•    product liability claims;
•    changes in laws and regulations;
•    breach of data security;
•    increase in Amazon Marketplace fulfillment and storage fees;
•    limitation on our acquisition and growth strategy as a result of our inability to raise necessary funding;
•    the other matters set forth under Item 1A “Risk Factors,” Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other sections of the Company’s Annual Report on Form 10-K.

The reader should keep in mind that any forward-looking statement made by us in this prospectus and the documents and information incorporated by reference, or elsewhere, pertains only as of the date on which we make it. New risks and uncertainties come up from time-to-time and it is impossible for us to predict these events or how they may affect us. Considering these risks and uncertainties, you should keep in mind that any forward-looking statements made in this prospectus or elsewhere might not occur.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $1.7 million, after deducting placement agent fees and certain estimated offering expenses payable by us. We also anticipate receiving net proceeds of approximately $5.6 million from the Private Placement, after deducting placement agent fees and certain estimated offering expenses payable by us. We will receive only nominal additional proceeds, if any, from the exercise of the pre-funded warrants.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital to implement our strategic plans focused on brand acquisition, investments in technology to enhance our scalable platform and our core retail business.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of April 30, 2022. Such information is set forth on the following basis:

•	on an actual basis; and
•
on an as adjusted basis, giving effect to the (i) issuance and sale of 130,000 shares of common stock and 508,978 pre-funded warrants in this offering at the public offering price of $3.13 per share and $3.129 per pre-funded warrant (assuming no exercise of the pre-funded warrants), and excluding shares of our common stock issued and any proceeds received upon exercise of the pre-funded warrants and any resulting accounting associated with the pre-funded warrants, and (ii) issuance and sale of 1,818,182 shares of common stock (or pre-funded warrants in lieu thereof with an exercise price of $0.001) and 2,457,160 warrants in the Private Placement at the price of $3.30 per unit (assuming no exercise of the warrants or pre-funded warrants), and excluding shares of our common stock issued and any proceeds received upon exercise of the warrants and pre-funded warrants and any resulting accounting associated with the warrants and pre-funded warrants, in each case after deducting placement agent fees and estimated offering expenses payable by us.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of April 30, 2022
	In thousands
	Actual	As adjusted

Cash and cash equivalents	$828	$8,193

Total liabilities	44,413	44,413
Stockholders’ equity:
Preferred Stock, par value $0.01 per share; 5,000,000 shares authorized; none issued and outstanding	-	-
Common Stock, par value $0.01 per share; 200,000,000 shares authorized; 3,902,985 shares issued and 2,501,568 outstanding actual; 2,631,568 shares outstanding as adjusted	39	43
Additional paid-in capital	360,738	368,103

Accumulated deficit	(125,322)	(125,322)

Total stockholders’ equity	4,375	11,740

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the purchasers. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

Term

The pre-funded warrants will not expire until they are fully exercised.

Exercisability

The pre-funded warrants are exercisable at any time until they are fully exercised. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. The holder of the pre-funded warrants may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in shares of common stock determined according to the formula set forth in the pre-funded warrant.

Exercise Limitations

Under the terms of the pre-funded warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

Exercise Price

The exercise price of our shares of common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share. The exercise price of the pre-funded warrants and the number of shares of common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding shares of common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until such holder exercises the pre-funded warrant.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of April 30, 2022 was approximately $4.4 million, or $1.75 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 130,000 shares of common stock that we are offering at the public offering price of $3.13 per share (and excluding the issuance of the pre-funded warrants and shares of common stock issued upon exercise of the pre-funded warrants or any resulting accounting associated therewith), after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of April 30, 2022, would have been $11.7 million, or $4.46 per share. This amount represents an immediate increase in as adjusted net tangible book value of $2.71 per share to our existing stockholders and an immediate increase in net tangible book value of $1.33 per share to new investors purchasing shares of common stock in this offering:

Public offering price per share	$3.13

Net tangible book value per share as of April 30, 2022	$1.75

Increase per share attributable to this offering	$2.71

As adjusted net tangible book value per share as of April 30, 2022 after this offering	$4.46

Increase per share to new investors participating in this offering	$1.33

The discussion of dilution, and the table quantifying it, assume the sale of all common stock (but not the pre-funded warrants and shares of common stock issued upon exercise of the pre-funded warrants) covered by this prospectus supplement and no exercise of any other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

The information above is as of April 30, 2022 and excludes, as of that date:

•	the issuance of the pre-funded warrants and any exercise of the pre-funded warrants;
•
issuance and sale of 1,818,182 shares of common stock (or pre-funded warrants in lieu thereof with an exercise price of $0.001) and 2,457,160 warrants in the Private Placement at the price of $3.30 per unit;

•	approximately 76,279 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans having a weighted average exercise price of $11.04 per share;
•	approximately 35,000 shares of our common stock issuable upon exercise of outstanding restricted stock units under our equity incentive plans; and
•
approximately 325,126 shares of common stock issuable upon the exercise of warrants issued to debtholders, subject to adjustment in accordance with the terms of such warrants, at an exercise price of $0.01 per share.

PLAN OF DISTRIBUTION

The shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus are being bought by a single accredited investor, with Aegis Capital Corp. acting as placement agent in connection with this offering. Aegis Capital Corp. is entitled to a fee equal to 7% of the gross proceeds raised in the offering and the Private Placement. On July 12, 2022 we entered into a securities purchase agreement with the same single accredited investor with respect to the Private Placement, and Aegis Capital Corp. also acted as placement agent with respect to the Private Placement.  We have also agreed to pay certain of the placement agent’s expenses in connection with this offering and the Private Placement, up to $75,000.

The terms of this offering were subject to market conditions and negotiations between us and the investor.

We expect to deliver the shares of common stock and the pre-funded warrants being offered pursuant to this prospectus supplement on or about July 14, 2022.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on the Company’s website. Other than this prospectus supplement and the accompanying prospectus, the information on the Company’s website is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. A copy of the securities purchase agreement with the investor is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

We have also agreed, for a period of ninety (90) days from the effective date of the resale registration statement filed in connection with the Private Placement, that without the prior written consent of the placement agent or the purchaser in this offering and the Private Placement, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof.

In addition, the Company agrees to grant the placement agent a right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the Placement agent, for six (6) months from the closing day of this offering, to provide investment banking service to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other placement agent or placement agents. For these purposes, the investment banking service includes, without limitation, (a) acting as leading manager for any underwritten public offering; and (b) acting as exclusive placement agent, initial purchaser in connection with any private offering of securities of the Company. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for “cause,” which shall mean a material breach by the placement agent of the engagement letter or a material failure by the placement agent to provide the services as contemplated by such engagement letter.

Nasdaq Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “KSPN”.  We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system

Transfer Agent

The transfer agent for our common stock is Computershare, Inc.

LEGAL MATTERS

The validity of the securities being offered under this prospectus by us will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. The placement agent is being represented in connection with this offering by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of Kaspien Holdings Inc., as of and for the years ended January 29, 2022 and January 30, 2021 have been incorporated by reference herein, in reliance upon the report of Fruci & Associates II, PLLC incorporated by reference herein and upon the authority of such firm as experts in accounting and auditing.

The audit reports covering the January 29, 2022 and January 30, 2021 consolidated financial statements contain an explanatory paragraph that states that the Company continues to experience recurring losses and negative cash flows from operations, that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement, including the exhibits and schedules, without charge, are available at the SEC’s website.

We also maintain a website at www.kaspien.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, filed with the SEC on April 29, 2022;
•	our Quarterly Report on Form 10-Q for the period ended April 30, 2022, filed with the SEC on June 14, 2022;
•	our Current Reports on Form 8-K filed with the SEC on March 8, 2022, March 11, 2022, April 1, 2022, April 5, 2022, and July 1, 2022;
•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 31, 2022;
•	our Definitive Information Statement on Schedule 14C filed with the SEC on May 10, 2022; and
•
the description of our common stock contained in the Registration Statement on Form 8-A/A filed with the SEC on November 27, 2007 (File No. 000-14818), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216, and our telephone number is (855)-300-2710.

PROSPECTUS

$50,000,000

Kaspien Holdings Inc.

Common Stock
Preferred Stock
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “KSPN.” On February 8, 2021, the last reported sales price for our common stock was $34.40 per share. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $2.17 and a high of $63.10.  From the beginning of 2021 through February 8, 2021, our common stock has traded at a low of $18.70 and a high of $63.10. For the 13 weeks ended May 2, 2020, we reported revenue of approximately $31.5 million and a loss of approximately $5.4 million dollars. For our most recently reported 13 weeks ended October 31, 2020, we reported revenue of approximately $38.9 million and a profit of approximately $2.5 million. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement. The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus supplement was approximately $41,501,595, based on 1,926,186 shares of common stock outstanding, 795,812 of which were held by non-affiliates, and a per share price of $52.15 based on the closing sale price of our common stock on January 20, 2021. We have sold no securities pursuant to General Instructions I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

The securities offered by this prospectus involve a high degree of risk including but not limited to the volatility of our stock price. See “Risk Factors” beginning on page 6, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated March 11, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $50,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “Kaspien,” the “Company,” “we,” “our” or “us” in this prospectus refer to Kaspien Holding Inc. and its wholly-owned subsidiary, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

•	trends in our operating expenses, including personnel costs, sales and marketing expense, and general and administrative expense;

•	the effect of competitors and competition in our markets;

•	our products and services and their market acceptance and future potential;

•	our ability to develop, timely introduce and effectively manage the introduction of new products and services or improve our existing products and services;

•	expected technological advances by us or by third parties and our ability to leverage them;

•	our ability to attract and retain vendors;

•	our ability to accurately forecast consumer demand and adequately manage inventory;

•	our ability to deliver an adequate supply of product to meet demand;

•	our ability to maintain and promote our brand and expand brand awareness;

•	our ability to detect, prevent, or fix defects in our products and services;

•	our reliance on third-party suppliers and logistics providers and our limited control over such parties;

•	trends in revenue, costs of revenue, and gross margin and our possible or assumed future results of operations;

•	our ability to attract and retain highly skilled employees;

•	the impact of foreign currency exchange rates;

•	the effect of future regulations;

•	the sufficiency of our existing cash and cash equivalent balances and cash flow from operations to meet our working capital and capital expenditure needs for at least the next 12 months;

•	Our ability to obtain additional financing, if needed or on acceptable terms; and

•	general market, political, economic and business conditions.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT KASPIEN HOLDINGS INC.

Kaspien Holdings Inc., formerly Trans World Entertainment Corporation, which, together with its consolidated subsidiaries, is referred to herein as “the Company”, “we”, “us” and “our”, was incorporated in New York in 1972. We own 100% of the outstanding common stock of Kaspien Inc., formerly etailz, Inc (“Kaspien”), through which our principal operations are conducted.  Previously, we also operated fye, a chain of retail entertainment stores and e-commerce sites, www.fye.com and www.secondspin.com.  On February 20, 2020, we consummated the sale of substantially all of the assets and certain of the liabilities relating to fye to a subsidiary of 2428391 Ontario Inc. o/a Sunrise Records.

Business Overview

Kaspien’s mission is to optimize and grow brands on leading online marketplaces such as Amazon, Walmart and eBay. The Company helps brands achieve their online retail goals through its one stop shop marketplace growth platform of software and technology enabled services, driven by innovative and proprietary technology, tailored strategies, and mutually beneficial partnerships.

The Company’s approach is informed by seven key Leadership Principles:

•	Partner Obsession	•	Results
•	Insights Driven	•	Ownership
•	Simplicity	•	Diversity and Teamwork
•	Innovation

A high-level overview of the Kaspien Intelligent Marketplace Growth platform is shown in Figure 1.

Figure 1: Kaspien platform of software and technology enabled services

Partners

Kaspien’s partners include brands, suppliers, distributors, liquidators, and affiliates such as venture capital firms, marketing agencies and brand aggregators.

Tailored Solutions

Kaspien’s customizable solutions for its partners include, but are not limited to, scaling the market, growing beyond Amazon, protecting a brand, expanding globally, converting more customers, and launching new products. Kaspien uses its platform to customize solutions to cater to partner needs.

Partnership Models

Kaspien works with partners in three different partnership models:

Retail as a Service: In this model, Kaspien buys inventory and sells it on marketplaces such as Amazon, Walmart and eBay as a third-party seller. Additionally, Kaspien supports dropship integrations with various suppliers and distributors and incubates its own brands. At the end of fiscal 2019, Kaspien had a total of 6 incubated brands – Jump Off Joe, Brilliant Bee, Big Betty, Domestic Corner, Coy Beauty and Keto. In Retail as a Service, Kaspien’s business model is the same as that of a wholesale retailer.

Agency as a Service: In this model, Kaspien serves as an extension of a partner’s e-commerce team providing full service and managed services in the areas of inventory management, marketing management, creative, brand control, tax, compliance and other marketplace growth services. Kaspien charges a subscription fee and receives a percentage of the revenue generated.

Software as a Service: In this model, Kaspien provides partners access to software through its platform of proprietary technology to empower partners to self-manage their marketplace channel. Kaspien charges a subscription fee and receives a percentage of the transaction.

By offering a platform of software and services, Kaspien intends to diversify its risk and leverage its assets to capture more market share.

The “Agency as a Service” and “Software as a Service” models are collectively called “Subscriptions.”

Technology and Integrations

Kaspien’s marketplace growth platform of software and services is a one stop shop insights driven platform across the categories of brand protection, logistics, inventory management, pricing, digital marketing, creative, tax and compliance among others, all accessible through a centralized portal. The platform has been developed over a period of 12 years and over one billion in revenue has been processed through the platform.

The platform uses an insight driven approach to digital marketplace retailing using proprietary software. Using data collected from marketplaces, optimal inventory thresholds and purchasing trends are calculated within its advanced inventory management software developed in-house. Kaspien also has proprietary software related to pricing, advertisement management, marketplace seller tracking and channel auditing.

Additionally, the platform can be extended to various software and service providers, thereby enabling a network of partner integrations. Kaspien has formed a strategic partnership with third party logistics provider, Deliverr and tax provider – TaxCloud. During 2020, Kaspien has expanded its partnership network to MyFBAPrep, VantageBP and Levin Consulting.

The platform lends itself to network effects. The more partners Kaspien has on its platform, the more data and insights it can collect. The more insights it gets, more products and services it can serve its partners and more marketplace integrations it can support. The more marketplace providers that can be integrated, the more partners Kaspien can acquire. This facilitates rapid scale as shown in Figure 2.

Figure 2: Network Effects through the Kaspien Marketplace Growth Platform

Other Information

We reported a net loss of $3.8 million for the thirty-nine weeks ended October 31, 2020, a net loss of $58.7 million for the year ended February 1, 2020, and a net loss of $97.4 million for the year ended February 1, 2019.   We have an accumulated deficit of $112.8 million as of October 31, 2020.

Previously, we also operated fye, a chain of retail entertainment stores and e-commerce sites, www.fye.com and www.secondspin.com.  On February 20, 2020, we consummated the sale of substantially all of the assets and certain of the liabilities relating to fye to a subsidiary of 2428391 Ontario Inc. o/a Sunrise Records.

The Company’s headquarters are located at 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216, and its telephone number is (855)-300-2710. The Company’s corporate website address is www.kaspien.com.  The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

In addition, the following is a discussion of certain factors, which could affect the offering of securities pursuant to the offering registered hereby.

The trading price of our common stock may to continue to be volatile.

The trading price of our common stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $2.17 and a high of $63.10.  From the beginning of 2021 through February 8, 2021, our common stock has traded at a low of $18.70 and a high of $63.10. The stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Public perception and other factors outside of our control may additionally impact the stock price of companies like us that garner a disproportionate degree of public attention, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to additional price volatility.

Historically there has not been a large short position in our common stock.  However, in the future investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent an aggregate short exposure in our common stock becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our common stock increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our common stock. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or its common stock.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital in the future, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders and could negatively impact the price of our common stock.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes.

The registration statement of which this prospectus forms a part registered an aggregate of $50,000,000 of our securities for sale from time to time.  The rules for the use of the registration statement limit the amount of securities we can sell during the period of 12 calendar months immediately prior to, and including, such sales to no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company.  As of February 8, 2021, the date of this prospectus, we had an aggregate of 795,812 shares of common stock held by non-affiliates.   Based on the closing sale price of our common stock on January 20, 2021 of $52.15, the maximum value of securities we could sell during a 12 month period would be approximately $13.8 million.  Increases in the number of shares of common stock held by non-affiliates or increases in the price of our common stock would however permit us to sell additional securities during such 12 month period.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 200,000,000 shares of common stock, $0.01 par value per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors to our Board of Directors.  A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to the Company’s common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “KSPN”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, from time to time, in one or more series, none of which is currently authorized or outstanding.  Our Certificate of Incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

 We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of Federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•
the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

 Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

 Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of Trans World Entertainment Corporation, now known as Kaspien Holdings Inc., as of and for the years ended February 1, 2020 and February 2, 2019 have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of such firm as experts in accounting and auditing.

The audit report covering the February 1, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company continues to experience recurring losses and negative cash flows from operations, that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  In addition, the audit report covering the February 1, 2020 consolidated financial statements refers to the Company’s change in its method of accounting for leases as of February 3, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended February 1, 2020, filed with the SEC on June 15, 2020;

•	our Quarterly Report on Form 10-Q for the period ended May 2, 2020, filed with the SEC on July 31, 2020;

•	our Quarterly Report on Form 10-Q for the period August 1, 2020, filed with the SEC on September 15, 2020;

•	our Quarterly Report on Form 10-Q for the period ended October 31, 2020, filed with the SEC on December 15, 2020;

•	our Current Reports on Form 8-K filed with the SEC on;

-	June 16, 2020
-	August 10, 2020
-	September 3, 2020
-	September 16, 2020
-	October 5, 2020
-	December 16, 2020
-	January 25, 2021

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 15, 2020;

•
the description of our common stock contained in the Registration Statement on Form 8-A/A filed with the SEC on November 27, 2007 (File No. 000-14818), including any amendment or report filed for the purpose of updating such description; and

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 2818 N. Sullivan Road, Suite 130, Spokane Valley, WA 99216, and our telephone number is (855)-300-2710.

130,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 508,978 Shares of Common Stock

KASPIEN HOLDINGS INC.

PROSPECTUS SUPPLEMENT

Aegis Capital Corp.

July 12, 2022